UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2024, the Board of Directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”) increased the size of the Board from six (6) to seven (7) members, and appointed Michael Swinford to serve as a member of the Board, effective immediately. Mr. Swinford will serve as a Class III director of the Company, to serve until the 2026 annual meeting of shareholders and until his successor has been duly qualified or his earlier resignation or removal.  Mr. Swinford has not yet been appointed to any committees of the Board. In connection with his appointment, the Board determined that Mr. Swinford satisfies the independence requirements under the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market LLC.

Mr. Swinford, 54, has more than 30 years of experience in healthcare and has served as CEO of Numotion since 2014. He has grown Numotion into the largest provider of mobility and independence solutions in the United States serving over four hundred thousand individuals annually with Spinal Cord Injuries, Traumatic Brain Injuries, ALS, Muscular Dystrophy, Cerebral Palsy, Multiple Sclerosis, Spinal Muscular Atrophy, Amputees and many other mobility related disabilities. He has expanded commercial coverage with over 5000 health plans, rehab hospitals, specialty and multi-disciplinary clinics, skilled nursing facilities, primary care and home health providers. He has led efforts for benefit coverage determination for Power Wheelchair Seat Elevation systems in 2023 and is actively leading efforts for Power Standing Wheelchairs and reform of Service and Repair regulations and reimbursement levels. Prior to Numotion, Mike worked at GE Healthcare over a 22 year career where he held multiple leadership commercial and operational roles. He was appointed an officer of the General Electric Company in 2011 as the President and CEO of the $5B GE Healthcare Services global business. Mike also serves as a director of CareATC, a technology enabled population health primary care provider as well as a director of Aspen Surgical, a global surgical supply manufacturer. Mr. Swinford has a Bachelor's Degree in Electrical Engineering from the Missouri University of Science & Technology.

As compensation for his services as director, Mr. Swinford will be entitled to standard compensation available to non-employee directors of the Company as disclosed under “Director Compensation” in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on August 9, 2023. Other than with respect to the above-described arrangements, there are no transactions in which Mr. Swinford has an interest requiring disclosure under Item 404(a) of Regulation S-K, and Mr. Swinford does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of ReWalk Robotics Ltd. dated April 19, 2024.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.
Dated: April 19, 2024	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer